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                                                               EXHIBIT 5.1
                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]


                                August 30, 1996

(714) 451-3800                                                C 75293-00036

RemedyTemp, Inc.
32122 Camino Capistrano
San Juan Capistrano, CA  92675

          Re: Registration Statement on Form S-8
              for Employee Stock Purchase Plan

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of a Registration Statement to be filed with the Securities and Exchange Commission on the date hereof, to register, under the Securities Act of 1933, as amended (the "Act"), 250,000 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Common Stock"), to be sold pursuant to the Company's 1996 Employee Stock Purchase Plan (the "Plan").

         For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined originals and copies, certified or otherwise, identified to our satisfaction, of the Plan, the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, and the records of corporate proceedings and other actions taken by the Company in connection with the Plan and the Common Stock issuable thereunder, and such other documents, corporate records and other instruments as we have deemed necessary or appropriate. Based upon the foregoing and in reliance thereon, and subject to (i) compliance with applicable state securities laws and (ii) the effectiveness of the Registration Statement pursuant to the Act, it is our opinion that the Common Stock, when issued and paid for in accordance with the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.
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GIBSON, DUNN & CRUTCHER LLP

RemedyTemp, Inc.
August 30, 1996
Page 2





         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations thereunder.


                                              Very truly yours,


                                              GIBSON, DUNN & CRUTCHER LLP
BWC/CNL